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                               SIDLEY & AUSTIN
               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

                               875 THIRD AVENUE
                           NEW YORK, NEW YORK 10022
  CHICAGO                    TELEPHONE 212 906 2000             WASHINGTON, D.C.
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  DALLAS                                                            LONDON
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LOS ANGELES                                                        SINGAPORE
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                                                                     TOKYO

WRITER'S DIRECT NUMBER

                                                    December 16, 1998

DLJ Commercial Mortgage Corp.
277 Park Avenue
New York, NY  10172

Dear Sirs:

                  Reference is made to the prospectus supplement dated November 20, 1998 (the "Prospectus Supplement") and the accompanying prospectus (the "Prospectus") dated November 20, 1998, relating to the offering of eight classes of DLJ Commercial Mortgage Trust 1998-CF2, Commercial Mortgage Pass-Through Certificates, Series 1998-CF2 (the "Offered Certificates").

                  We have acted as tax counsel to DLJ Commercial Mortgage Corp. (the "Company") in connection with the issuance of the Offered Certificates. We have reviewed the statements under the heading "Federal Income Tax Consequences" in each of the Prospectus and the Prospectus Supplement; and, to the extent they constitute matters of Federal tax law or legal conclusions with respect thereto, such statements while not discussing all possible consequences of an investment in the Offered Certificates to all investors, are correct in all material respects and constitute our opinion regarding such matters of Federal tax law. In rendering this opinion, we have relied without independent investigation on the description of the Offered Certificates set forth in the Prospectus Supplement. We hereby consent to the filing of this opinion as part of the Company's Registration Statement on Form S-3 (No. 333-59167) as an exhibit to a Current Report on Form 8K.

                  We assume no obligation to update or supplement this letter to reflect any facts or circumstances which may hereafter come to our attention with respect to the opinion expressed above, including any changes in applicable law which may hereafter occur.

                                                     Very truly yours,

                                                     /S/Sidley & Austin